ETF Opportunities Trust 485BPOS

Exhibit 99.(h)(31)

AMENDMENT NO. 20

TO

SERVICES AGREEMENT

This AMENDMENT No. 20 (“Amendment”) is made as of March 15, 2024, by and among ETF Opportunities Trust (“Client”) and Citibank, N.A. (“Citibank”), and Citi Fund Services Ohio, Inc. (“CFSO”, together with Citibank, the “Service Provider” and, with the Client, the “Parties”), to that certain Services Agreement dated May 14, 2020, between the Client and Service Provider (“Agreement”). All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, pursuant to the Agreement, Service Provider performs certain services for the Client; and

WHEREAS, the Parties agree to amend the List of Funds in Annex 1 - Schedule 2 by adding the Funds to the portfolio of the Client listed in Amendment A.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Client and Service Provider hereby agree as follows:

1.	Amendment to Annex 1 - List of Funds.

a.	Annex 1 - Schedule 2 of the Agreement is hereby deleted in its entirety and replaced with the Annex 1 - Schedule 2 attached to the end of the Amendment.

2.	Representations and Warranties.

a.	The Client represents that it has full power and authority to enter into and perform this Amendment and that it has provided this Amendment to the Board.

b.	The Service Provider represents that it has full power and authority to enter into and perform this Amendment.

3.	Miscellaneous.

a.	This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

b.	Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

c.	Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

d.	This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

[Remainder of page intentionally left blank. Signatures follow on next page.]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

ETF OPPORTUNITIES TRUST

By:

Name:	David A. Bogaert

Title:	President

Date:	March 15, 2024

CITIBANK, N.A.

By:

Name:	Christopher Ravn

Title:	CBNA VP

Date:	4-30-24

CITI FUND SERVICES OHIO, INC.

By:

Name:	John Danko

Title:	President

Date:	4/30/24

Amendment A

List of Funds to add for ETF Opportunities Trust

Tuttle Capital Shareholders First Index ETF

SMI 3Fourteen Full-Cycle Trend (Tax-Efficient) ETF

Annex 1 - Schedule 2 to Services Agreement

List of Funds

1.	American Conservative Values ETF

2.	American Conservative Values Small-Cap ETF

3.	Formidable ETF

4.	Formidable Dividend and Income ETF

5.	Formidable Fortress ETF

6.	Applied Finance Valuation Large Cap ETF

7.	Alpha Dog ETF

8.	Kingsbarn Tactical Bond ETF

9.	The WealthTrust DBS Long Term Growth ETF

10.	Kingsbarn Dividend Opportunity ETF

11.	Cultivar ETF

12.	Tuttle Capital 2X DBMF ETF

13.	T-Rex 2X Long Tesla Daily Target ETF

14.	T-Rex 2X Inverse Tesla Daily Target ETF

15.	T-Rex 2X Long NVIDIA Daily Target ETF

16.	T-Rex 2X Inverse NVIDIA Daily Target ETF

17.	LAFFERITENGLER Equity Income ETF

18.	REX lncomeMax AMD Strategy ETF

19.	REX lncomeMax AMZN Strategy ETF

20.	REX lncomeMax TSLA Strategy ETF

21.	REX lncomeMax BIIB Strategy ETF

22.	REX lncomeMax DIS Strategy ETF

23.	REX lncomeMax EEM Strategy ETF

24.	REX lncomeMax GDXJ Strategy ETF

25.	REX lncomeMax GOOG Strategy ETF

26.	REX lncomeMax META Strategy ETF

27.	REX lncomeMax MSFT Strategy ETF

28.	REX lncomeMax MSTR Strategy ETF

29.	REX lncomeMax PYPL Strategy ETF

30.	REX lncomeMax SLV Strategy ETF

31.	REX lncomeMax SMH Strategy ETF

32.	REX lncomeMax SNOW Strategy ETF

33.	REX lncomeMax TLRY Strategy ETF

34.	REX lncomeMax V Strategy ETF

35.	REX lncomeMax UNG Strategy ETF

36.	REX lncomeMax USO Strategy ETF

37.	REX FANG REX FANG & Innovation Equity Premium Income ETF

38.	REX Al Equity Premium Income ETF

39.	Tuttle Capital Daily 2X Inverse Regional Banks ETF

40.	Tuttle Capital Daily 2X Long Al ETF

41.	Tuttle Capital Daily 2X Inverse Al ETF

42.	Brendan Wood TopGun ETF

43.	IDX Dynamic Innovation ETF

44.	IDX Dynamic Fixed Income ETF

45.	T-Rex 2X Long Apple Daily Target ETF

46.	T-Rex 2X Inverse Apple Daily Target ETF

47.	T-Rex 2X Long Alphabet Daily Target ETF

48.	T-Rex 2X Inverse Alphabet Daily Target ETF

49.	T-Rex 2X Long Microsoft Daily Target ETF

50.	T-Rex 2X Inverse Microsoft Daily Target ETF

51.	TappAlpha SPY Growth & Daily Income ETF

52.	TappAlpha Innovation 100 Growth & Daily Income ETF

53.	Tuttle Capital Shareholders First Index ETF

54.	SMI 3Fourteen Full-Cycle Trend (Tax-Efficient) ETF